Exhibit 23.3

26th Floor, Gloucester Tower
The Landmark
15 Queen’s Road Central
Hong Kong

Telephone: +852 3761 3300
Facsimile: +852 3761 3301

www.kirkland.com

October 27, 2022

Hypebeast Limited

40/F, Cable TV Tower, No.9 Hoi Shing Road

Tsuen Wan, New Territories

Hong Kong, People’s Republic of China

Ladies and Gentlemen:

We are acting as special United States counsel to Hypebeast Limited, a Cayman Islands exempted company (“Hypebeast”), in connection with the Registration Statement on Form F-4, which includes the proxy statement/prospectus, originally filed with the Securities and Exchange Commission (the “Commission”) on May 6, 2022 (File No. 333-264726), under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), relating to the Agreement and Plan of Merger, dated as of April 3, 2022 (as amended by the Amendment No. 1 to Merger Agreement dated as of August 12, 2022 and as may be further amended, supplemented or otherwise modified from time to time), by and among Hypebeast, Iron Spark I Inc., a Delaware corporation (“ISAA”), and Hypebeast WAGMI Inc., a Delaware corporation and wholly owned subsidiary of Hypebeast (the “Merger Sub”) (such agreement, as amended, the “Merger Agreement”) and the transactions contemplated therein, including the business combination whereby Merger Sub will merge into ISAA with ISAA being the surviving entity and wholly-owned subsidiary of Hypebeast.

We hereby consent to the filing of this letter with the Commission as Exhibit 23.3 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Sincerely

/s/ Kirkland & Ellis

PARTNERS:  Pierre‑Luc Arsenault3 | Manas Chandrashekar5 | Lai Yi Chau | Yik Chin Choi | Maurice Conway5 | Justin M. Dolling5 | David Patrick Eich1,4,5 | Yuan Yue Jennifer Feng5 | Liu Gan2 | Paul Guan3 | Brian Y.T. Ho | Karen K.Y. Ho | Ka Chun Hui | Damian C. Jacobs5 | Guang Li3 | Wei Yang Lim5 | Mengyu Lu3 | Neil E.M. McDonald | Kelly Naphtali | Ram Narayan3 | Amy Y.M. Ngan7 | Nicholas A. Norris5 | Paul S. Quinn | Louis A. Rabinowitz3 | Fergus A. Saurin5 | Jesse D. Sheley# | Yusang Shen | Wenchen Tang3 | Peng Yu3 | Jacqueline B.N. Zheng3,5 | Yu Zheng3

REGISTERED FOREIGN LAWYERS:  Gautam Agarwal5 | Joseph R. Casey9 | Yuxin Chen3 | Ju Huang3 | Ding Jin3 | Ming Kong3 | Cori A. Lable2 | Nicholas Tianchia Liew5 | Min Lu3 | Bo Peng8 | Shinong Wang3 | Jodi K. Wu9 | David Zhang3 | Xiang Zhou3

ADMITTED IN:  1 State of Illinois (U.S.A.); 2 Commonwealth of Massachusetts (U.S.A.); 3 State of New York (U.S.A.); 4 State of Wisconsin (U.S.A.); 5 England and Wales; 6 Victoria (Australia); 7 New South Wales (Australia); 8 State of Georgia (U.S.A.); 9 State of California (U.S.A.); # non-resident

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